Exhibit 21

SUBSIDIARIES OF RECOTON CORPORATION

Company

Recoton Canada Ltd.
InterAct Canada, Ltd.
Recoton (Far East) Limited
STD Holding Limited +
STD Electronic International Limited ++
STD Manufacturing Limited ++
STD Plastic Industrial Limited ++ #
STD Trading Limited ++ #
Peak Hero Limited ++ #
Ever Smart Management Limited ++
STD Technology Holding, Ltd.
STD Technology (Shenzhen) Limited *
STD Industrial (Shenzhen) Limited ++
STD (Tianjin) International Trade
      Development Company Limited ++#
Christie Design Corporation
InterAct Accessories, Inc.
AAMP of Florida, Inc., d/b/a AAMP of America, Inc.
Recoton Audio Corporation, d/b/a
       Recoton Mobile Electronics
ReCone, Inc. +++
Recoton Home Audio, Inc. +++
Recoton Japan, Inc. +++
Recoton International Holdings, Inc. +++
Recoton European Holdings, Inc. +++
Recoton German Holdings GmbH +++
Mac Audio Electronic GmbH & Co. KG +++
Magnat Audio-Produkte GmbH +++
HECO Audio-Produkte GmbH +++
Recoton Audio Produkte GmbH +++
Recoton Italia s.r.l. +++
Recoton (UK) Limited, d/b/a Ross
      Consumer Products +++
Tambalan Limited +++#
Ross Consumer Products (HK) Ltd. +++#
Jurisdiction

Ontario, Canada
Ontario, Canada
Hong Kong
Hong Kong
Hong Kong
Hong Kong
Hong Kong
Hong Kong
Hong Kong
Hong Kong
Hong Kong
P.R. of China
P.R. of China
P.R of China
Delaware
Delaware
Florida
Delaware
Delaware
California
Illinois
Delaware
Delaware
Germany
Germany
Germany
Germany
Germany
Italy
United Kingdom
United Kingdom
Hong Kong

+         Subsidiary of Recoton (Far East) Limited
++       Subsidiary of STD Holding Limited
+++     Direct or indirect subsidiary of Recoton Audio Corporation
*         Subsidiary of STD Technology Holding, Ltd.
#        Inactive or in dissolution